Exhibit 99.1

                 VESTA INSURANCE SETS DATE FOR ANNUAL MEETING

    BIRMINGHAM, Ala., Aug. 2 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) announced that its Board of Directors set November 22, 2005 as the date for the Company's annual meeting of stockholders, which will be held in Birmingham, Alabama. The Board of Directors established September 30, 2005 as the record date to determine the stockholders entitled to notice of and to vote at the annual meeting. At the meeting, the Company's stockholders will be asked to vote for the election of three directors. The Board of Directors has nominated for re-election Tambra L.G. Bailie, Norman W. Gayle, III, and Michael J. Gough, each to serve as Class III Directors for a term expiring at the Company's annual meeting to be held in 2008.

    Vesta anticipates that its Form 10-K for the year ended December 31, 2004 will be filed prior to the annual meeting of stockholders. In June, Vesta's audit committee engaged Smart and Associates LLP, a business advisory and accounting firm, to assist the Company in bringing the filing of the financials to conclusion.

    "The Company's top priority is to complete the review of our prior period financial statements and file the appropriate periodic reports," said Norman W. Gayle, III, President and CEO. "Our financial and accounting personnel are diligently working to complete the essential tasks in order to complete the process as soon as possible."

    About Vesta Insurance Group, Inc.
    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

    Additional Information and Where to Find It
    This press release may be deemed to be solicitation material in respect of the election of directors at the 2005 annual meeting. In connection with that meeting, the Company intends to file with the Securities and Exchange Commission
(SEC) a proxy statement regarding the election of directors at the annual meeting. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the election of directors. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by the Company free of charge by requesting them in writing from Vesta Insurance Group, Attention: Investor Relations, 3760 River Run Drive, Birmingham, Alabama 35243 or by telephone at 205-970-7000.

    Participants in Solicitation
    The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the annual meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock was included in the Company's proxy statement for its 2004 annual meeting, which was filed with the SEC on April 29, 2004 and Form 4 Beneficial Ownership reports filed subsequently on behalf of such persons. Additional information about the interests of the Company's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements related to the holding of the annual meeting and the completion of the Company's financial statements and annual report on Form 10-K. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, the completion by Smart and Associates LLP of its work in connection with the Company's financials; the completion by the Company's auditors of their audit work; the completion by the Company of its work in connection with its 404 certifications; the timing of mailing the definitive proxy statement and holding the Company's shareholders' meeting; and other uncertainties, all of which are difficult to predict and some of which are beyond the Company's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could," "will," and variations of such words and similar expressions, are intended to identify forward-looking statements. The company does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             08/02/2005
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com /
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.vesta.com/